As filed with the Securities and Exchange Commission on December 11, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZVUE Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0430675
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

612 Howard Street, Suite 600
San Francisco, California 94105
Telephone: (415) 495-6470
(Address of Principal Executive Offices)

2007 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Jeff Oscodar
Chief Executive Officer
ZVUE Corporation
612 Howard Street, Suite 600
San Francisco, California 94105
Telephone: (415) 495-6470
(Name, Address and telephone number, including area code, of agent for service)

Copy to:

Harvey J. Kesner, Esq.
Haynes and Boone, LLP
153 East 53rd Street
New York, New York 10022
Telephone: (212) 659-7300
Facsimile: (212) 918-8989

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,500,000	$1.87(2)	$2,805,000	$86.12

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the 2007 Stock Incentive Plan.

(2)	Pursuant to Rule 457(c) under the Securities Act, calculated upon the basis of the average of the high and low prices as reported on the Nasdaq Capital Market on December 10, 2007.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,500,000 shares of ZVUE Corporation’s common stock, par value $0.0001 per share, issuable pursuant to ZVUE’s 2007 Incentive Stock Plan, as amended. The contents of the Registration Statement on Form S-8 (File No. 333-144738), filed with the Securities and Exchange Commission on July 20, 2007, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 4.1 to ZVUE Corporation's Registration Statement on Form S-3, filed with the SEC on November 21, 2007)

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to ZVUE Corporation's Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.3*	Handheld Entertainment, Inc. 2007 Incentive Stock Plan, composite as amended.

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

23.2*
Consent of Salberg & Company, P.A. to the incorporation by reference of its report and the financial statements of Handheld Entertainment, Inc. (now known as ZVUE Corporation) for the fiscal years ended December 31, 2006 and 2005.

23.3*	Consent of Salberg & Company, P.A. to the incorporation by reference of its report and the financial statements of eBaum's World, Inc. for the fiscal years ended December 31, 2006 and 2005.

*	filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 11th day of December 2007.

ZVUE Corporation

By:	/s/ Jeff Oscodar
Jeff Oscodar, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Oscodar as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Jeff Oscodar Jeff Oscodar, Director, President and Chief Executive Officer (principal executive officer)	December 11, 2007

By:	/s/ William J. Bush William J. Bush, Chief Financial Officer (principal financial and accounting officer)	December 11, 2007

By:	/s/ Bill Keating Bill Keating, Chairman	December 11, 2007

By:	/s/ Carl Page Carl Page, Director	December 11, 2007

By:	/s/ David F. Hadley David F. Hadley, Director	December 11, 2007

By:	/s/ Dr. Carl Goldfischer Dr. Carl Goldfischer, MD, Director	December 11, 2007

By:	/s/ Geoff Mulligan Geoff Mulligan, Director	December 11, 2007

By:	/s/ Robert B. Austrian Robert B. Austrian, Director	December 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 4.1 to ZVUE Corporation's Registration Statement on Form S-3, filed with the SEC on November 21, 2007)

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to ZVUE Corporation's Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.3*	Handheld Entertainment, Inc. 2007 Incentive Stock Plan, composite as amended.

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

23.2*
Consent of Salberg & Company, P.A. to the incorporation by reference of its report and the financial statements of Handheld Entertainment, Inc. (now known as ZVUE Corporation) for the fiscal years ended December 31, 2006 and 2005.

23.3*	Consent of Salberg & Company, P.A. to the incorporation by reference of its report and the financial statements of eBaum's World, Inc. for the fiscal years ended December 31, 2006 and 2005.

*	filed herewith.